Exhibit 99.1

AmerisourceBergen Corporation
P.O. Box 959
Valley Forge, PA 19482

Contact:	Barbara Brungess
610-727-7199
bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN RECEIVES REGULATORY APPROVAL OF WALGREENS AND ALLIANCE BOOTS EQUITY INVESTMENT

VALLEY FORGE, PA — May 17, 2013 — AmerisourceBergen Corporation (NYSE: ABC) today announced that the parties have received regulatory approval of the previously disclosed agreement for Walgreen Co. and Alliance Boots GmbH to purchase an equity stake in the Company.  On March 19, 2013, AmerisourceBergen announced that it had entered into a strategic, long-term relationship with Walgreens and Alliance Boots, which includes: a ten-year comprehensive primary pharmaceutical distribution contract with Walgreens; access to generic drugs and related pharmaceutical products through the Walgreens Boots Alliance Development joint venture; and opportunities to accelerate the Company’s efforts to grow its specialty and manufacturer services businesses domestically and internationally.  In furtherance of this new partnership, Walgreens and Alliance Boots together were granted rights to purchase an equity position in AmerisourceBergen, which is outlined in detail below.

AmerisourceBergen continues to expect the new agreements to contribute an incremental $25 billion in revenues and approximately 20 cents in earnings per share in fiscal 2014, excluding the amortization of certain expenses related to the transaction and the warrants issued, certain non-recurring costs and a potential LIFO charge, and net of certain start up expenses.  In addition, the Company reiterated its expectations for financial performance for fiscal year 2013, which includes expected revenue growth in the 11 percent to 13 percent range, and diluted earnings per share from continuing operations in the lower half of the range of $3.04 to $3.14, excluding certain expenses related to the relationship with Walgreens and Alliance Boots and the warrants issued, and the expected LIFO charge from onboarding of additional branded inventory.  The other assumptions for fiscal 2013 stated in our earnings release on April 25, 2013 also remain unchanged.

Equity Position

As part of the value creation inherent in these agreements and to align interests and strengthen the long-term relationship, Walgreens and Alliance Boots together were granted the right to purchase a minority equity position in AmerisourceBergen, beginning with the right to purchase up to 7 percent of the fully diluted equity of AmerisourceBergen in the open market.  In addition, AmerisourceBergen granted to Walgreens and Alliance

Boots equity warrants exercisable for 16 percent in the aggregate of the fully diluted equity of AmerisourceBergen.  The first tranche of warrants, representing 8 percent of the fully diluted equity of AmerisourceBergen, has a strike price of $51.50 and will be exercisable for a six-month period beginning in March 2016.  The second tranche of warrants, also representing 8 percent of the fully diluted equity of AmerisourceBergen, has a strike price of $52.50 and will be exercisable for a six-month period beginning in March 2017.  The warrants were allocated equally among Walgreens and Alliance Boots.  Walgreens and Alliance Boots have agreed to customary transfer restrictions on their equity stake, and have also agreed not to acquire additional equity of AmerisourceBergen under the terms of a standstill agreement, subject to the terms and conditions of such agreement, including certain pre-emption rights and permitted exceptions.

Walgreens will have the ability to appoint one director to AmerisourceBergen’s board upon Walgreens and Alliance Boots together acquiring a 5 percent equity stake, and a second director upon exercise in full of the first warrants.

About AmerisourceBergen

AmerisourceBergen is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both healthcare providers and pharmaceutical manufacturers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from niche premium logistics and pharmaceutical packaging to reimbursement and pharmaceutical consulting services. With over $80 billion in annualized revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 13,000 people. AmerisourceBergen is ranked #32 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements.  These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated.  Among the factors that could cause actual results to differ materially from those projected, anticipated or implied are the following: changes in pharmaceutical market growth rates; the loss of one or more key customer or supplier relationships; changes in customer mix; customer delinquencies, defaults or insolvencies; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other dispute with customers or suppliers; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale, purchase, and/or dispensing of pharmaceutical products or services and any related litigation, including shareholder derivative lawsuits; changes in federal and state legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare; changes in regulatory or clinical medical guidelines and/or labeling for the pharmaceutical products we distribute, including certain anemia products; price inflation in branded pharmaceuticals and price deflation in generics; greater or less than anticipated benefit from launches of the generic versions of previously patented pharmaceutical products; significant breakdown or interruption of our information technology systems; our inability to realize the anticipated benefits of the implementation of an enterprise resource planning (ERP) system;  interest rate and foreign currency exchange rate fluctuations; risks associated with international business operations, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; economic, business, competitive and/or regulatory developments outside of the United States; risks associated with the strategic, long-term relationship among Walgreen Co., Alliance Boots GmbH, and AmerisourceBergen, the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of the transaction documents among the parties (including, among others, the distribution agreement or the generics agreement), an impact on our earnings per share resulting from the issuance of the Warrants, an inability to realize anticipated benefits (including benefits resulting from participation in the Walgreens Boots Alliance Development GmbH joint venture), the disruption of AmerisourceBergen’s cash flow and ability to return value to its stockholders in accordance with its past practices, disruption of or changes in vendor, payer and customer relationships and terms, and the reduction of AmerisourceBergen’s operational, strategic or financial flexibility; the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; our inability to successfully complete any other transaction that we may wish to pursue from time to time; changes in tax laws or legislative initiatives that could adversely affect our tax positions and/or our tax liabilities or adverse resolution of challenges to our tax positions; increased costs of maintaining, or reductions in our ability to maintain, adequate liquidity and financing sources; volatility and deterioration of the capital and credit markets; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting our business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act of 1934.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, AmerisourceBergen does not undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.